UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190 Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

101 California Street, Suite 2450, San Francisco, CA

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Information

On April 20, 2012 Rackwise, Inc. (“we” or the “Company”) completed and closed an offering of 12% Senior Convertible Promissory Notes in which it sold an aggregate principal amount of $400,000 in Notes to four persons. Each of the Notes matures 90 days after issuance and is convertible, at the option of the holder, into Company units, at a price of $0.45 per unit, each unit consisting of one share of the Company’s common stock and one warrant representing the right to purchase one share of the Company’s common stock for a period of five years from issuance at an exercise price of $1.00 per share. The warrants will be exercisable on a cashless basis and will contain weighted average anti-dilution price protection.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Report:

Exhibit No.	Description

4.1	Form of 12% Senior Convertible Promissory Note

4.2	Form of Warrant underlying 12% Senior Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: April 26, 2012	By:	/s/ Guy A. Archbold
Guy A. Archbold President

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